Exhibit 99.1

Praxair Reports Third-Quarter 2016 Results

  Sales of $2.7 billion; EPS of $1.18; adjusted EPS of $1.41
  Operating cash flow of $0.8 billion; 17% above prior year and 29% of sales
  Successfully executing strategy:

  -- Increased project backlog to $1.4 billion, added U.S. Gulf Coast long-term contract with MEGlobal

  -- Diversified portfolio with key carbon dioxide acquisitions and joint venture with GE Aviation

  -- Project start-ups in Antwerp and Peru

DANBURY, Conn.--(BUSINESS WIRE)--October 27, 2016--Praxair, Inc. (NYSE:PX) reported third-quarter net income and diluted earnings per share of $339 million and $1.18, respectively. These results include the impact of a $100 million pre-tax charge, or 23 cents of diluted earnings per share. This charge was primarily related to cost reduction actions taken in response to weaker underlying industrial activity in the Americas and Asia. Excluding the charge, adjusted net income and diluted earnings per share were $405 million and $1.41, respectively.

Praxair’s sales in the third quarter were $2,716 million, 1% above the prior-year quarter. Excluding negative currency translation of 1%, sales were 2% higher than the prior-year quarter due to growth from acquisitions, largely a carbon dioxide business in Europe, and higher pricing. Overall volumes were comparable to the prior-year quarter. Volume growth from new on-site projects, primarily in South America, Asia and Europe, was offset by lower base business volumes in North and South America, due primarily to weaker manufacturing activity in the U.S. and Brazil.

Reported operating profit in the third quarter was $497 million, 16% below the prior-year quarter. Excluding the current-quarter impact of the charge, adjusted operating profit of $597 million was 4% below the prior-year quarter, which included a 1% headwind from foreign currency translation. Reported operating profit as a percentage of sales was 18.3%. Adjusted operating profit as a percentage of sales was 22.0% and the adjusted EBITDA margin was 32.8%.

Third-quarter cash flow from operations was $788 million, 29% of sales and 17% above the prior-year quarter. Capital expenditures were $376 million and the company paid $214 million of dividends. After-tax return on capital and return on equity for the quarter were 12.1% and 33.3%, respectively.

Commenting on the financial results and business outlook, Chairman and Chief Executive Officer Steve Angel said, “As anticipated, the third quarter continued to experience mixed results in end-market trends with strong demand in more resilient food, beverage and healthcare markets, but persistent weakness from industrial sectors like manufacturing and upstream energy. In light of these trends, we took additional cost actions in the third quarter to properly align our organization and to accelerate planned acquisition synergies.

“Despite these macro-economic challenges, Praxair employees once again delivered high-quality results this quarter with 17% growth in operating cash flow, and operating and EBITDA margins of 22% and 33%, respectively. Furthermore, we recently added several new long-term, on-site supply contracts to our project backlog, including a large investment in the U.S. Gulf Coast, where bidding activity is strong, and we remain confident in our ability to win additional projects. Praxair employees are successfully implementing our strategy to grow in resilient markets, execute and win new on-site projects, and protect and grow profitability regardless of the economic cycle.”

For the fourth quarter of 2016, Praxair expects diluted earnings per share in the range of $1.36 to $1.43.

For full-year 2016, Praxair expects adjusted diluted earnings per share to be in the range of $5.44 to $5.51. This guidance assumes a negative currency translation impact of approximately 3% year over year. This full-year guidance excludes a bond redemption charge taken in the first quarter and charges primarily related to a cost reduction program in the third quarter. As a result, GAAP diluted earnings per share are expected to be in the range of $5.17 to $5.24. Full-year capital expenditures are expected to be approximately $1.4 billion.

Following is additional detail on third-quarter 2016 results by segment.

In North America, third-quarter sales were $1,431 million, 2% below the prior-year quarter. Excluding negative cost pass-through and currency translation, sales were comparable to the prior-year quarter. Price attainment and volume growth to food and beverage, healthcare and refinery customers were offset by weaker sales to manufacturing, metals and upstream energy end-markets. Operating profit was $363 million.

In Europe, third-quarter sales were $366 million, 8% above the prior-year quarter. Volumes were comparable to the prior year, excluding a prior-year sale of equipment which reduced sales by 1%. Acquisitions contributed 9% growth, primarily related to a carbon dioxide business largely serving the food and beverage end-market. Operating profit of $72 million grew 14% from the prior year, primarily due to acquisitions and cost control.

In South America, third-quarter sales were $378 million, 10% above the prior-year quarter. Sales, excluding positive cost pass-through and currency translation, grew 7% as a result of higher price and new on-site project volumes. Operating profit was $68 million.

Sales in Asia were $391 million in the third quarter, 1% below the prior-year quarter, and 1% higher excluding negative currency impact. Volume growth included new plant start-ups which was partially offset by customer turnarounds. Operating profit was $68 million.

Praxair Surface Technologies third-quarter sales were $150 million, 2% above the prior-year quarter. Cost pass-through and negative currency translation reduced sales by 2%. Underlying sales growth of 3% was driven by favorable price and higher aerospace volumes. Acquisitions contributed 1% growth. Operating profit of $26 million grew 4% from the prior year due to higher price and volumes.

About Praxair

Praxair, Inc., a Fortune 300 company with 2015 sales of $11 billion, is a leading industrial gas company in North and South America and one of the largest worldwide. The company produces, sells and distributes atmospheric, process and specialty gases, and high-performance surface coatings. Praxair products, services and technologies are making our planet more productive by bringing efficiency and environmental benefits to a wide variety of industries, including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, primary metals and many others. More information about Praxair, Inc. is available at www.praxair.com.

Adjusted amounts are non-GAAP measures. Additionally, measures such as EBITDA, free cash flow, after-tax return on capital, return on equity and debt-to-capital are also non-GAAP measures. See the attachments for a summary of non-GAAP Reconciliations and calculations of non-GAAP measures.

Attachments: Summary Non-GAAP Reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information, Quarterly Financial Summary, and Appendix: Non-GAAP Measures.

A teleconference about Praxair’s third-quarter results is being held this morning, October 27, 2016, at 11:00 am Eastern Time. The number is (631) 485-4849 – Conference ID: 91651900. The call is also available as a webcast live and on-demand at www.praxair.com/investors. Materials to be used in the teleconference are also available on the website.

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; the impact of potential unusual or non-recurring items; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from the GAAP or adjusted projections or estimates contained in the forward-looking statements. The company assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A (Risk Factors) in the company’s latest Annual Report on Form 10-K filed with the SEC which should be reviewed carefully. Please consider the company’s forward-looking statements in light of those risks.

PRAXAIR, INC. AND SUBSIDIARIES
SUMMARY NON-GAAP RECONCILIATIONS
(UNAUDITED)

The following adjusted amounts are non-GAAP measures and are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. See the Non-GAAP reconciliations starting on page 10 for additional details relating to the Non-GAAP adjustments.

(Millions of dollars, except per share amounts)

	Sales		Operating Profit		Net Income - Praxair, Inc.		Diluted EPS
	2016	2015	2016	2015	2016	2015	2016	2015
Quarter Ended September 30
Reported GAAP Amounts	$2,716	$2,686	$497	$594	$339	$401	$1.18	$1.40
Pension settlement charges (a)	-	-	4	7	3	5	0.01	0.02
Cost reduction program and other charges (b)	-	-	96	19	63	13	0.22	0.04
Total adjustments	-	-	100	26	66	18	0.23	0.06
Adjusted amounts	$2,716	$2,686	$597	$620	$405	$419	$1.41	$1.46

Year To Date September 30
Reported GAAP Amounts	$7,890	$8,181	$1,639	$1,697	$1,094	$1,125	$3.80	$3.88
Pension settlement charges (a)	-	-	4	7	3	5	0.01	0.02
Cost reduction program and other charges (b)	-	-	96	165	63	125	0.22	0.43
Bond redemption (c)	-	-	-	-	10	-	0.04	-
Total adjustments	-	-	100	172	76	130	0.27	0.45
Adjusted amounts	$7,890	$8,181	$1,739	$1,869	$1,170	$1,255	$4.07	$4.33

(a)	Pension settlement charges were recorded in the third quarter of 2016 and 2015 related to lump sum benefit payments made from the U.S. supplemental pension plan.
(b)	Charges in the 2016 third quarter and the 2015 second and third quarters related to the cost reduction program and other charges.
(c)	$16 million charge to interest expense ($10 million after-tax) in the 2016 first quarter related to a bond redemption.

PRAXAIR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter Ended		Year to Date
	September 30,		September 30,
	2016	2015	2016	2015

SALES	$2,716	$2,686	$7,890	$8,181
Cost of sales	1,533	1,488	4,382	4,534
Selling, general and administrative	291	281	873	877
Depreciation and amortization	284	276	837	831
Research and development	22	23	69	70
Cost reduction program and other charges	100	26	100	172
Other income (expense) - net	11	2	10	-
OPERATING PROFIT	497	594	1,639	1,697
Interest expense - net	43	35	152	119
INCOME BEFORE INCOME TAXES AND EQUITY INVESTMENTS	454	559	1,487	1,578
Income taxes	120	156	399	449
INCOME BEFORE EQUITY INVESTMENTS	334	403	1,088	1,129
Income from equity investments	10	10	31	31
NET INCOME (INCLUDING NONCONTROLLING INTERESTS)	344	413	1,119	1,160
Less: noncontrolling interests	(5)	(12)	(25)	(35)
NET INCOME - PRAXAIR, INC.	$339	$401	$1,094	$1,125

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS

Basic earnings per share	$1.19	$1.40	$3.83	$3.91

Diluted earnings per share	$1.18	$1.40	$3.80	$3.88

Cash dividends	$0.75	$0.715	$2.25	$2.145

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)	285,858	285,651	285,663	287,578
Diluted shares outstanding (000's)	288,195	287,311	287,727	289,835

Note: See page 4 for a reconciliation to 2016 adjusted amounts which are non-GAAP.

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions of dollars)
(UNAUDITED)

	September 30,	December 31,
	2016	2015
ASSETS
Cash and cash equivalents	$627	$147
Accounts receivable - net	1,699	1,601
Inventories	538	531
Prepaid and other current assets	398	347
TOTAL CURRENT ASSETS	3,262	2,626
Property, plant and equipment - net	11,635	10,998
Goodwill	3,163	2,986
Other intangibles - net	595	568
Other long-term assets	1,231	1,141
TOTAL ASSETS	$19,886	$18,319

LIABILITIES AND EQUITY
Accounts payable	$867	$791
Short-term debt	606	250
Current portion of long-term debt	11	6
Other current liabilities	950	846
TOTAL CURRENT LIABILITIES	2,434	1,893
Long-term debt	9,225	8,975
Other long-term liabilities	2,578	2,545
TOTAL LIABILITIES	14,237	13,413

REDEEMABLE NONCONTROLLING INTERESTS	11	113

PRAXAIR, INC. SHAREHOLDERS' EQUITY:
Common stock	4	4
Additional paid-in capital	4,027	4,005
Retained earnings	12,686	12,229
Accumulated other comprehensive income (loss)	(4,211)	(4,596)
Less: Treasury stock, at cost	(7,261)	(7,253)
Total Praxair, Inc. Shareholders' Equity	5,245	4,389
Noncontrolling interests	393	404
TOTAL EQUITY	5,638	4,793
TOTAL LIABILITIES AND EQUITY	$19,886	$18,319

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year to Date
	September 30,		September 30,
	2016	2015	2016	2015
OPERATIONS
Net income - Praxair, Inc.	$339	$401	$1,094	$1,125
Noncontrolling interests	5	12	25	35
Net income (including noncontrolling interests)	344	413	1,119	1,160

Adjustments to reconcile net income to net cash provided
by operating activities:
Cost reduction program and other charges, net of payments	93	4	93	139
Depreciation and amortization	284	276	837	831
Accounts receivable	17	(13)	(44)	(57)
Inventory	19	1	11	(14)
Payables and accruals	69	43	6	(20)
Pension contributions	(2)	(1)	(8)	(13)
Deferred income taxes and other	(36)	(47)	33	(122)
Net cash provided by operating activities	788	676	2,047	1,904

INVESTING
Capital expenditures	(376)	(405)	(1,056)	(1,154)
Acquisitions, net of cash acquired	(20)	-	(345)	(43)
Divestitures and asset sales	33	5	41	245
Net cash used for investing activities	(363)	(400)	(1,360)	(952)

FINANCING
Debt increase (decrease) - net	(134)	170	556	371
Issuances of common stock	49	13	109	74
Purchases of common stock	(50)	(235)	(133)	(704)
Cash dividends - Praxair, Inc. shareholders	(214)	(203)	(642)	(615)
Excess tax benefit on stock option exercises	-	1	-	18
Noncontrolling interest transactions and other	(13)	(6)	(122)	(44)
Net cash provided by (used for) financing activities	(362)	(260)	(232)	(900)

Effect of exchange rate changes on cash and
cash equivalents	(3)	(16)	25	(42)

Change in cash and cash equivalents	60	-	480	10
Cash and cash equivalents, beginning-of-period	567	136	147	126

Cash and cash equivalents, end-of-period	$627	$136	$627	$136

PRAXAIR, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year to Date
	September 30,		September 30,
	2016	2015	2016	2015
SALES
North America	$1,431	$1,463	$4,195	$4,444
Europe	366	338	1,041	995
South America	378	343	1,047	1,132
Asia	391	395	1,160	1,153
Surface Technologies	150	147	447	457
Consolidated sales	$2,716	$2,686	$7,890	$8,181

OPERATING PROFIT
North America	$363	$385	$1,071	$1,152
Europe	72	63	202	188
South America	68	70	193	236
Asia	68	77	198	215
Surface Technologies	26	25	75	78
Segment operating profit	$597	$620	$1,739	$1,869
Cost reduction program and other charges	(100)	(26)	(100)	(172)
Total operating profit	$497	$594	$1,639	$1,697

PRAXAIR, INC. AND SUBSIDIARIES
QUARTERLY FINANCIAL SUMMARY
(Millions of dollars, except per share data)
(UNAUDITED)

	2016 (c)				2015 (d)
	Q3	Q2	Q1		Q4	Q3	Q2	Q1
FROM THE INCOME STATEMENT
Sales	$2,716	$2,665	$2,509		$2,595	$2,686	$2,738	$2,757
Cost of sales	1,533	1,468	1,381		1,426	1,488	1,516	1,530
Selling, general and administrative	291	308	274		275	281	297	299
Depreciation and amortization	284	281	272		275	276	278	277
Research and development	22	24	23		23	23	23	24
Cost reduction program and other charges	100	-	-		-	26	146	-
Other income (expense) - net	11	4	(5)		28	2	2	(4)
Operating profit	497	588	554	-	624	594	480	623
Interest expense - net	43	44	65		42	35	40	44
Income taxes (b)	120	146	133		163	156	131	162
Income from equity investments	10	11	10		12	10	10	11
Net income (including noncontrolling interests)	344	409	366		431	413	319	428
Less: noncontrolling interests	(5)	(10)	(10)		(9)	(12)	(11)	(12)
Net income - Praxair, Inc.	$339	$399	$356		$422	$401	$308	$416

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS
Diluted earnings per share	$1.18	$1.39	$1.24		$1.47	$1.40	$1.06	$1.43
Cash dividends per share	$0.75	$0.75	$0.75		$0.715	$0.715	$0.715	$0.715
Diluted weighted average shares outstanding (000's)	288,195	287,727	286,665		286,856	287,311	290,102	291,652

ADJUSTED AMOUNTS (a)
Operating profit	$597	$588	$554		$624	$620	$626	$623
Operating margin	22.0%	22.1%	22.1%		24.0%	23.1%	22.9%	22.6%
Net Income	$405	$399	$366		$422	$419	$420	$416
Diluted earnings per share	$1.41	$1.39	$1.28		$1.47	$1.46	$1.45	$1.43

FROM THE BALANCE SHEET
Net debt (a)	$9,215	$9,389	$9,183		$9,084	$9,344	$9,177	$9,243
Capital (a)	$14,864	$14,948	$14,607		$13,990	$14,157	$14,696	$14,806
Debt-to-capital ratio (a)	62.0%	62.8%	62.9%		64.9%	66.0%	62.4%	62.4%

FROM THE STATEMENT OF CASH FLOWS
Cash flow from operations (b)	$788	$706	$553		$791	$676	$710	$518
Cash flow provided by (used for) investing activities	(363)	(613)	(384)		(351)	(400)	(152)	(400)
Cash flow provided by (used for) financing activities (b)	(362)	249	(119)		(410)	(260)	(530)	(110)
Capital expenditures	376	357	323		387	405	352	397
Acquisitions	20	262	63		39	-	38	5
Cash dividends	214	214	214		204	203	205	207

OTHER INFORMATION
After-tax return on capital (ROC) (a)	12.1%	12.2%	12.4%		12.6%	12.5%	12.6%	12.7%
Return on Praxair, Inc. shareholders' equity (ROE) (a)	33.3%	34.0%	34.6%		34.6%	32.5%	30.5%	29.6%
Adjusted EBITDA (a)	$891	$880	$836		$911	$906	$914	$911
Adjusted EBITDA margin (a)	32.8%	33.0%	33.3%		35.1%	33.7%	33.4%	33.0%
Debt-to-adjusted EBITDA ratio (a)	2.6	2.6	2.6		2.5	2.5	2.4	2.3
Number of employees	26,680	26,896	26,558		26,657	26,989	27,302	27,680

SEGMENT DATA
SALES
North America	$1,431	$1,411	$1,353		$1,421	$1,463	$1,482	$1,499
Europe	366	355	320		325	338	331	326
South America	378	358	311		299	343	388	401
Asia	391	393	376		398	395	387	371
Surface Technologies	150	148	149		152	147	150	160
Total sales	$2,716	$2,665	$2,509		$2,595	$2,686	$2,738	$2,757
OPERATING PROFIT
North America	$363	$359	$349		$406	$385	$388	$379
Europe	72	68	62		62	63	63	62
South America	68	70	55		55	70	81	85
Asia	68	67	63		74	77	69	69
Surface Technologies	26	24	25		27	25	25	28
Segment operating profit	597	588	554		624	620	626	623
Cost reduction program and other charges	(100)	-	-		-	(26)	(146)	-
Total operating profit	$497	$588	$554		$624	$594	$480	$623

(a)	Non-GAAP measure, see Appendix.

(b)	During the second quarter 2016, Praxair adopted the FASB's Accounting Standards Update ("ASU") 2016-09 relating to the accounting for stock compensation. Accordingly, effective with the 2016 second quarter, income taxes and operating cash flows include excess tax benefits related to stock compensation. Additionally, withholding tax payments related to stock compensation are required to be presented as financing versus operating cash flows on a retrospective basis.

(c)	2016 includes (i) a $16 million charge to interest expense ($10 million after-tax, or $0.04 per diluted share) in the first quarter related to the redemption of the $325 million 5.20% notes due 2017, (ii) a pre-tax pension settlement charge of $4 million ($3 million after-tax, or $0.01 per diluted share) in the third quarter related to lump sum benefit payments made from the U.S. supplemental pension plan, and (iii) pre-tax charges of $96 million ($63 million after-tax and non-controlling interests, or $0.22 per diluted share) in the third quarter, primarily related to cost reduction actions. The cost reduction charges by segment are as follows: $43 million in North America; $19 million in Asia; $15 million in Europe; $12 million in South America; and $7 million in Surface Technologies.

(d)	2015 includes (i) a pre-tax pension settlement charge of $7 million ($5 million after-tax, or $0.02 per diluted share) in the third quarter related to lump sum benefit payments made from the U.S. supplemental pension plan, and (ii) pre-tax charges of $19 million ($13 million after-tax, or $0.04 per diluted share) in the third quarter and $146 million ($112 million after-tax and non-controlling interests, or $0.39 per diluted share) in the second quarter, primarily related to cost reduction actions taken in response to lower volumes resulting from economic slowdown in emerging markets and energy related end-markets. The cost reduction charges by segment are as follows: $67 million in South America; $34 million in North America; $25 million in Asia; $20 million in Europe; and $19 million in Surface Technologies.

PRAXAIR, INC. AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES
(Millions of dollars, except per share data)
(UNAUDITED)

The following non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s financial leverage, return on capital and operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. Adjusted amounts exclude the impacts of the 2016 third quarter cost reduction program and pension settlement, 2016 first quarter bond redemption, 2015 third quarter cost reduction program and pension settlement, 2015 second quarter cost reduction program and other charges, and 2014 fourth quarter pension settlement, bond redemption and loss on Venezuela currency devaluation.

	2016			2015				2014
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Free Cash Flow (FCF) - Free cash flow is a measure used by investors, financial analysts and management to evaluate the ability of a company to pursue opportunities that enhance shareholder value. FCF equals cash flow from operations less capital expenditures.

Operating cash flow	$788	$706	$553	$791	$676	$710	$518	$772	$713	$847	$555
Less: capital expenditures	(376)	(357)	(323)	(387)	(405)	(352)	(397)	(482)	(430)	(384)	(393)
Free Cash Flow	$412	$349	$230	$404	$271	$358	$121	$290	$283	$463	$162

Debt-to-Capital Ratio - The debt-to-capital ratio is a measure used by investors, financial analysts and management to provide a measure of financial leverage and insights into how the company is financing its operations.

Debt	$9,842	$9,956	$9,404	$9,231	$9,480	$9,313	$9,360	$9,225	$9,090	$9,132	$9,236
Less: cash and cash equivalents	(627)	(567)	(221)	(147)	(136)	(136)	(117)	(126)	(168)	(173)	(144)
Net debt	9,215	9,389	9,183	9,084	9,344	9,177	9,243	9,099	8,922	8,959	9,092
Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests	11	12	119	113	169	175	170	176	190	194	195
Praxair, Inc. shareholders' equity	5,245	5,140	4,888	4,389	4,264	4,964	5,018	5,623	6,552	6,911	6,600
Noncontrolling interests	393	407	417	404	380	380	375	387	388	395	398
Total equity and redeemable noncontrolling interests	5,649	5,559	5,424	4,906	4,813	5,519	5,563	6,186	7,130	7,500	7,193
Capital	$14,864	$14,948	$14,607	$13,990	$14,157	$14,696	$14,806	$15,285	$16,052	$16,459	$16,285

Debt-to-capital	62.0%	62.8%	62.9%	64.9%	66.0%	62.4%	62.4%	59.5%	55.6%	54.4%	55.8%

After-tax Return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Praxair, Inc. shareholders’ equity).

Adjusted operating profit (a)	$597	$588	$554	$624	$620	$626	$623	$663	$711	$697	$675
Less: adjusted income taxes (a)	(149)	(146)	(139)	(163)	(164)	(164)	(162)	(161)	(187)	(183)	(176)
Less: tax benefit on adjusted interest expense (a)	(12)	(12)	(14)	(12)	(10)	(11)	(12)	(12)	(13)	(12)	(13)
Add: income from equity investments	10	11	10	12	10	10	11	12	11	10	9
Adjusted net operating profit after-tax (NOPAT)	$446	$441	$411	$461	$456	$461	$460	$502	$522	$512	$495
4-quarter trailing adjusted NOPAT	$1,759	$1,769	$1,789	$1,838	$1,879	$1,945	$1,996	$2,031	$2,035	$2,011	$1,990

Ending capital (see above)	$14,864	$14,948	$14,607	$13,990	$14,157	$14,696	$14,806	$15,285	$16,052	$16,459	$16,285
5-quarter average ending capital	$14,513	$14,480	$14,451	$14,587	$14,999	$15,460	$15,777	$16,007	$16,094	$15,987	$15,757

After-tax ROC (4-quarter trailing NOPAT / 5-quarter average capital)	12.1%	12.2%	12.4%	12.6%	12.5%	12.6%	12.7%	12.7%	12.6%	12.6%	12.6%

Return on Praxair, Inc. Shareholders' Equity (ROE) - Return on Praxair, Inc. shareholders' equity is a measure used by investors, financial analysts and management to evaluate operating performance from a Praxair shareholder perspective. ROE measures the net income attributable to Praxair, Inc. that the company was able to generate with the money shareholders have invested.

Adjusted net income - Praxair, Inc. (a)	$405	$399	$366	$422	$419	$420	$416	$460	$477	$467	$448
4-quarter trailing adjusted net income - Praxair, Inc.	$1,592	$1,606	$1,627	$1,677	$1,715	$1,773	$1,820	$1,852	$1,854	$1,828	$1,806

Ending Praxair, Inc. shareholders' equity	$5,245	$5,140	$4,888	$4,389	$4,264	$4,964	$5,018	$5,623	$6,552	$6,911	$6,600
5-quarter average Praxair shareholders' equity	$4,785	$4,729	$4,705	$4,852	$5,284	$5,814	$6,141	$6,459	$6,576	$6,452	$6,303

ROE (4-quarter trailing adjusted net income - Praxair, Inc. / 5-quarter average Praxair shareholders' equity)	33.3%	34.0%	34.6%	34.6%	32.5%	30.5%	29.6%	28.7%	28.2%	28.3%	28.7%

Adjusted EBITDA, Adjusted EBITDA Margin and Debt-to-Adjusted EBITDA Ratio - These measures are used by investors, financial analysts and management to assess a company's profitability.

Adjusted net income - Praxair, Inc. (a)	$405	$399	$366	$422	$419	$420	$416	$460	$477	$467	$448
Add: adjusted noncontrolling interests (a)	10	10	10	9	12	12	12	11	13	14	14
Add: adjusted interest expense - net (a)	43	44	49	42	35	40	44	43	45	43	46
Add: adjusted income taxes (a)	149	146	139	163	164	164	162	161	187	183	176
Add: depreciation and amortization	284	281	272	275	276	278	277	291	301	293	285
Adjusted EBITDA	$891	$880	$836	$911	$906	$914	$911	$966	$1,023	$1,000	$969

Reported sales	2,716	2,665	2,509	2,595	2,686	2,738	2,757	2,990	3,144	3,113	3,026
Adjusted EBITDA margin	32.8%	33.0%	33.3%	35.1%	33.7%	33.4%	33.0%	32.3%	32.5%	32.1%	32.0%

Ending net debt (see above)	$9,215	$9,389	$9,183	$9,084	$9,344	$9,177	$9,243	$9,099	$8,922	$8,959	$9,092
5-quarter average net debt	$9,243	$9,236	$9,206	$9,189	$9,157	$9,080	$9,063	$8,943	$8,895	$8,904	$8,819
4-quarter trailing adjusted EBITDA	$3,518	$3,533	$3,567	$3,642	$3,697	$3,814	$3,900	$3,958	$3,978	$3,923	$3,874

Debt-to-adjusted EBITDA ratio (5-quarter average net debt / 4-quarter trailing adjusted EBITDA)	2.6	2.6	2.6	2.5	2.5	2.4	2.3	2.3	2.2	2.3	2.3

(a)	The following table presents adjusted amounts for Operating Profit and Operating Profit Margin, Interest Expense - net, Income Taxes, Effective Tax Rate, Noncontrolling Interests, Net income - Praxair, Inc., and Diluted EPS for the periods presented. Additionally, this table presents cash income taxes and cash interest, net of interest capitalized and excluding the bond redemption costs for 2014.

	Year-to-date September 30,	Third Quarter	First Quarter	Year	Year-to-date September 30,	Third Quarter	Second Quarter	Year	Fourth Quarter
	2016	2016	2016	2015	2015	2015	2015	2014	2014
Adjusted Operating Profit and Operating Profit Margin
Reported operating profit	$1,639	$497	$554	$2,321	$1,697	$594	$480	$2,608	$525
Add: Cost reduction program and other charges	96	96	-	165	165	19	146	-	-
Add: Pension settlement charge	4	4	-	7	7	7	-	7	7
Add: Venezuela currency devaluation	-	-	-	-	-	-	-	131	131
Total adjustments	100	100	-	172	172	26	146	138	138
Adjusted operating profit	$1,739	$597	$554	$2,493	$1,869	$620	$626	$2,746	$663

Reported percentage change	-3%	-16%			-19%
Adjusted percentage change	-7%	-4%			-10%

Reported sales	$7,890	$2,716	$2,509	$10,776	$8,181	$2,686	$2,738	$12,273	$2,990
Adjusted operating profit margin	22.0%	22.0%	22.1%	23.1%	22.8%	23.1%	22.9%	22.4%	22.2%

Adjusted Interest Expense - net
Reported interest expense - net	$152	$43	$65	$161	$119	$35	$40	$213	$79
Less: Bond redemption	(16)	-	(16)	-	-	-	-	(36)	(36)
Adjusted interest expense - net	$136	$43	$49	$161	$119	$35	$40	$177	$43

Adjusted Income Taxes
Reported income taxes	$399	$120	$133	$612	$449	$156	$131	$691	$145
Add: Cost reduction program and other charges	28	28	-	39	39	6	33	-	-
Add: Bond redemption	6	-	6	-	-	-	-	14	14
Add: Pension settlement charge	1	1	-	2	2	2	-	2	2
Total adjustments	35	29	6	41	41	8	33	16	16
Adjusted income taxes	$434	$149	$139	$653	$490	$164	$164	$707	$161

Adjusted Effective Tax Rate
Reported income before income taxes and equity investments	$1,487	$454	$489	$2,160	$1,578	$559	$440	$2,395	$446
Add: Cost reduction program and other charges	96	96	-	165	165	19	146	-	-
Add: Bond redemption	16	-	16	-	-	-	-	36	36
Add: Pension settlement charge	4	4	-	7	7	7	-	7	7
Add: Venezuela currency devaluation	-	-	-	-	-	-	-	131	131
Total adjustments	116	100	16	172	172	26	146	174	174
Adjusted income before income taxes and equity investments	$1,603	$554	$505	$2,332	$1,750	$585	$586	$2,569	$620

Reported effective tax rate	26.8%	26.4%	27.2%	28.3%	28.5%	27.9%	29.8%	28.9%	32.5%
Adjusted effective tax rate	27.1%	26.9%	27.5%	28.0%	28.0%	28.0%	28.0%	27.5%	26.0%

Adjusted Noncontrolling Interests
Reported noncontrolling interests	$25	$5	$10	$44	$35	$12	$11	$52	$11
Add: Cost reduction program and other charges	5	5	-	1	1	-	1	-	-
Total adjustments	5	5	-	1	1	-	1	-	-
Adjusted noncontrolling interests	$30	$10	$10	$45	$36	$12	$12	$52	$11

Adjusted Net Income - Praxair, Inc.
Reported net income - Praxair, Inc.	$1,094	$339	$356	$1,547	$1,125	$401	$308	$1,694	$302
Add: Cost reduction program and other charges	63	63	-	125	125	13	112	-	-
Add: Bond redemption	10	-	10	-	-	-	-	22	22
Add: Pension settlement charge	3	3	-	5	5	5	-	5	5
Add: Venezuela currency devaluation	-	-	-	-	-	-	-	131	131
Total adjustments	76	66	10	130	130	18	112	158	158
Adjusted net income - Praxair, Inc.	$1,170	$405	$366	$1,677	$1,255	$419	$420	$1,852	$460

Reported percentage change	-3%	-15%			-19%
Adjusted percentage change	-7%	-3%			-10%

Adjusted Diluted EPS
Reported diluted EPS	$3.80	$1.18	$1.24	$5.35	$3.88	$1.40	$1.06	$5.73	$1.03
Add: Cost reduction program and other charges	0.22	0.22	-	0.43	0.43	0.04	0.39	-	-
Add: Bond redemption	0.04	-	0.04	-	-	-	-	0.07	0.07
Add: Pension settlement charge	0.01	0.01	-	0.02	0.02	0.02	-	0.02	0.02
Add: Venezuela currency devaluation	-	-	-	-	-	-	-	0.45	0.45
Total adjustments	0.27	0.23	0.04	0.45	0.45	0.06	0.39	0.54	0.54
Adjusted diluted EPS	$4.07	$1.41	$1.28	$5.80	$4.33	$1.46	$1.45	$6.27	$1.57

Cash Income Taxes and Interest
Income taxes paid				$420				$606
Interest paid, net of interest capitalized and excluding bond redemption				$174				$174

Fourth Quarter and Full-Year 2016 Diluted EPS Guidance
	Full Year 2016
	Low End	High End

2016 GAAP diluted EPS guidance	$5.17	$5.24
Add: bond redemption charge - Q1	0.04	0.04
Add: cost reduction program and other charges - Q3	0.22	0.22
Add: pension settlement - Q3	0.01	0.01
2016 adjusted diluted EPS guidance	$5.44	$5.51

CONTACT:
For Praxair, Inc.
Media:
Jason Stewart, 203-837-2448
or
Investors:
Juan Pelaez, 203-837-2213